Tompkins Financial Corporation 8-K

Exhibit 99.1

For more information contact:

Stephen S. Romaine, President & CEO

Francis M. Fetsko, Executive VP, CFO & COO

Tompkins Financial Corporation (888) 503-5753

For Immediate Release

Friday, January 27, 2023

Tompkins Financial Corporation Reports Increase in Fourth Quarter Earnings

ITHACA, NY - Tompkins Financial Corporation (NYSE American: TMP)

Tompkins Financial Corporation (“Tompkins” or the “Company”) reported diluted earnings per share of $1.36 for the fourth quarter of 2022, up 2.3% compared to $1.33 reported in the fourth quarter of 2021. Net income for the fourth quarter of 2022 was $19.5 million, which was unchanged when compared to the same period in 2021.

For the year ended December 31, 2022, diluted earnings per share of $5.89 were down 2.6% compared to the year ended December 31, 2021. Net income for 2022 was $85.0 million, a decrease of $4.2 million compared to the year ended December 31, 2021. Significant contributors to the negative variance in annual net income included a reduction in net deferred loan fees associated with PPP loans from $11.2 million in 2021 to $3.0 million in 2022, as well as an increase in provision for credit loss expense, which was a credit of $2.2 million in 2021 versus an expense of $2.8 million in 2022.

During the fourth quarter of 2022, the Company sold its VISA Class B common shares, recognizing a pre-tax gain of $11.4 million. Also in the fourth quarter of 2022, the Company sold $147.9 million of available-for-sale securities, recognizing a pre-tax loss on the sale of $11.9 million. The available-for-sale securities sold during the quarter had an average yield of 0.41% and remaining life of 2.1 years. Proceeds from the sale of the VISA Class B shares and the available-for-sale securities were used to pay down overnight borrowings with the FHLB.

Tompkins President and CEO, Stephen Romaine, commented, “We are pleased to report earnings growth in the fourth quarter of 2022, when compared to the same quarter last year. The quality of our balance sheet remains a strength, as we had net credit recoveries for the year and nonperforming loans remain near historic lows. Our performance metrics remain strong as we begin a new year facing economic uncertainty and a challenging interest rate environment. We remain focused on growth that is built on quality customer relationships and on improving the overall efficiency of our Company.”

SELECTED HIGHLIGHTS FOR THE PERIOD:

•	Total loans at December 31, 2022 were $5.3 billion, up $60.5 million over the immediate prior quarter, reflecting an annualized increase of 4.7% from September 30, 2022, and up $193.4 million or 3.8% from December 31, 2021. Excluding PPP loans, total loans at December 31, 2022 were up 5.3% over year-end 2021.
•	Total deposits at December 31, 2022 were $6.6 billion, down $189.1 million or 2.8% from December 31, 2021, while noninterest bearing deposits of $2.2 billion were up $14.4 million or 0.7% over the same time period.
•	Net interest margin of 3.02% for the quarter ended December 31, 2022 was down from 3.04% for the quarter ended September 30, 2022, and up from 3.01% for the quarter ended December 31, 2021.
•	Return on average equity for the year ended December 31, 2022 of 13.25% was higher than any of the previous three years.

NET INTEREST INCOME

Net interest margin was 3.02% for the fourth quarter of 2022, down compared to the 3.04% reported for the third quarter of 2022, and up compared to the 3.01% reported for the fourth quarter of 2021. The decrease in margin from the third quarter of 2022 was due primarily to the increase in interest expense on interest-bearing deposits and short-term borrowings, partially offset by higher yields on loan, securities and cash, reflective of the higher interest rate environment.

Net interest income was $57.3 million for the fourth quarter of 2022, down from $58.1 million for the third quarter of 2022 and $57.8 million for the fourth quarter of 2021. Full year net interest income was $230.3 million for the year ended December 31, 2022, up from $223.8 million reported for the year ended December 31, 2021.

Comparisons to prior periods are impacted by net fees on PPP loans, which have largely paid down during 2022. Net interest income in the current quarter included $5,000 of net deferred loan fees associated with PPP loans, down from $88,000 of net deferred PPP loan fees for the third quarter of 2022, and $3.2 million of net deferred PPP loan fees for the fourth quarter of 2021. Full year net interest income for 2021 included net deferred loan fees associated with PPP loans of $11.2 million and a $1.9 million purchase accounting charge related to the redemption of $15.2 million in trust preferred securities; full year net deferred loan fees on PPP loans in 2022 were $3.0 million.

Average loans for the quarter ended December 31, 2022 increased $145.7 million, or 2.9%, compared to the same period in 2021, and were in line with average loans for the third quarter of 2022. The increase in average loans as compared to the same period in the prior year was mainly in commercial and residential real estate loans, which were up 7.9% and 4.9%, respectively. Commercial and industrial loans were down 14.6%, mainly driven by lower PPP loan balances. Average loan yields for the quarter ended December 31, 2022 were up 27 basis points from the third quarter of 2022 and up 32 basis points compared to the same period in 2021.

Average loans for the year ended December 31, 2022 were in line with average loans for the year ended December 31, 2021. Average loan yields for the year ended December 31, 2022, were up 9 basis points compared to 2021, which reflects the impact of rising market interest rates in 2022.

Average total deposits for the fourth quarter of 2022 were down $261.8 million, or 3.8%, compared to the same period in 2021 and were down $108.1 million, or 1.6%, compared to average deposits for the third quarter of 2022. The decrease was largely driven by inflation and higher rate alternatives due to current interest rate environment and tighter monetary policy. The total cost of interest-bearing liabilities of 0.84% for the fourth quarter of 2022 represented an increase of 39 basis points over the third quarter of 2022, and an increase of 62 basis points over the same period in 2021.

Average total deposits for 2022 were flat compared to 2021. Average noninterest bearing deposits for 2022 were up $90.2 million, or 4.3%, compared to 2021. The total cost of interest-bearing liabilities for full year ended December 31, 2022 increased by 8 basis points to 0.43% from the same period in 2021.

NONINTEREST INCOME

Noninterest income of $18.4 million for the fourth quarter of 2022 was down 4.2% compared to the same period in 2021. Negatively impacting noninterest income during the quarter were lower wealth management fees, primarily due to market conditions, as well as a net loss on sale of securities of $455,000.

For the full year 2022, noninterest income of $78.0 million was down 1.1% from 2021. Year to date 2022 noninterest income reflected higher revenue from insurance commissions, deposit fees and card services fees, which were offset by lower wealth management fees and net losses of $634,000 on securities transactions.

NONINTEREST EXPENSE

Noninterest expense was $50.2 million for the fourth quarter of 2022, up $2.0 million, or 4.2%, over the fourth quarter of 2021, with the increase largely driven by higher personnel related costs. Increased spending on marketing and technology also contributed to expense growth in the fourth quarter of 2022 compared to the same period in 2021.

For the full year 2022, noninterest expense was $195.8 million, up $5.5 million, or 2.9%, over 2021. The growth in noninterest expense for the year-to-date period was primarily driven by increases in salaries, wages and benefits and other noninterest expense. Contributing to the growth in these expense items were nonrecurring expenses of $1.2 million, related to the consolidation and rebranding of the Company’s four banking charters The year-to-date period in 2021 included $2.9 million in penalties related to the prepayment of $135.0 million in FHLB fixed rate advances.

INCOME TAX EXPENSE

The Company’s effective tax rate was 18.6% for the fourth quarter of 2022, compared to 21.7% for the same period in 2021. The effective tax rate for the year ended December 31, 2022 was 22.4%, compared to 22.0% reported for 2021.

The Company’s banking subsidiary has an investment in a real estate investment trust that provides certain benefits on its New York State tax return for qualifying entities. A condition to claim these benefits is that the consolidated company has qualified assets of no more than $8.0 billion for the taxable year. Prior to the fourth quarter of 2022, the Company expected to exceed the asset threshold and its effective tax rate reflected the anticipated loss of these tax benefits. With the decrease in total assets between September 30, 2022 and December 31, 2022, the Company retained the tax benefits, and as a result, adjusted its tax rate in the fourth quarter of 2022 to reflect the retention of the benefits. The Company will continue to monitor consolidated average assets to determine future eligibility.

ASSET QUALITY

The allowance for credit losses represented 0.87% of total loans and leases at December 31, 2022, up from 0.86% at September 30, 2022 and 0.84% at December 31, 2021. The ratio of the allowance to total nonperforming loans and leases improved to 139.85% at December 31, 2022, up compared to 128.27% at September 30, 2022 and 137.51% at December 31, 2021.

The provision for credit loss expense for the fourth quarter of 2022 was $1.4 million compared to $3.9 million for the same period in 2021. Provision expense for the year ended December 31, 2022 was an expense of $2.8 million, compared to a credit of $2.2 million for 2021. The increase in the provision for credit losses for the year-ended December 31, 2022 is mainly driven by current economic forecasts coupled with loan growth.

Nonperforming assets represented 0.43% of total assets at December 31, 2022, down from 0.45% at September 30, 2022, and up from 0.40% at December 31, 2021. At December 31, 2022, nonperforming loans and leases totaled $32.8 million, compared to $34.9 million at September 30, 2022 and $31.2 million at December 31, 2021.

Special Mention and Substandard loans and leases totaled $98.3 million at December 31, 2022, reflecting improvement from $106.7 million at September 30, 2022, and $137.6 million at December 31, 2021.

CAPITAL POSITION

Capital ratios at December 31, 2022 remained well above the regulatory minimums for well-capitalized institutions. The ratio of Total Capital to Risk-Weighted Assets was 14.42% at December 31, 2022, compared to 14.26% at September 30, 2022 and 14.23% at December 31, 2021. The ratio of Tier 1 capital to average assets was 9.34% at December 31, 2022, compared to 9.14% at September 30, 2022 and 8.72% at December 31, 2021.

ABOUT TOMPKINS FINANCIAL CORPORATION

Tompkins Financial Corporation is a banking and financial services company serving the Central, Western, and Hudson Valley regions of New York and the Southeastern region of Pennsylvania. Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Community Bank, Tompkins Insurance Agencies, Inc., and offers wealth management services through Tompkins Financial Advisors. For more information on Tompkins Financial, visit www.tompkinsfinancial.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Forward-looking statements may be identified by use of such words as “may”, “will”, “estimate”, “intend”, “continue”, “believe”, “expect”, “plan”, or “anticipate”, and other similar words. Forward-looking statements are made based on management’s expectations and beliefs concerning future events impacting the Company and are subject to certain uncertainties and factors relating to the Company’s operations and economic environment, all of which are difficult to predict and many of which are beyond the control of the Company, that could cause actual results of the Company to differ materially from those expressed and/or implied by forward-looking statements. The following factors, in addition to those listed as Risk Factors in Item 1A of our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, are among those that could cause actual results to differ materially from the forward-looking statements; changes in general economic, market and regulatory conditions; estimated GDP growth and inflation trends; our ability to attract and retain deposits and access other sources of liquidity; the impact of the interest rate and inflationary environment on the Company’s business, financial condition and results of operations; other income or cash flow anticipated from the Company’s operations, investment and/or lending activities; changes in laws and regulations affecting banks, bank holding companies and/or financial holding companies, such as SEC rule making, The Dodd-Frank Act, Basel III, and state and local government mandates; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; governmental and public policy changes, including environmental regulation; reliance on large customers; uncertainties arising from national and global events such as the war in the Ukraine, including the potential impact of widespread protests, civil unrest, and political uncertainty on the economy and the financial services industry; public health crises and pandemics, including the COVID-19 pandemic, and their effects on the economic and business environments in which we operate, including on our credit quality and business operations, as well as the impact on general economic and financial market conditions; cybersecurity threats and the cost of defending against them; and financial resources in the amounts, at the times and on the terms required to support the Company’s future businesses. The Company does not undertake any obligation to update its forward-looking statements.

TOMPKINS FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF CONDITION

(In thousands, except share and per share data)	As of	As of
ASSETS	12/31/2022	12/31/2021
		(Audited)
Cash and noninterest bearing balances due from banks	$18,572	$23,078
Interest bearing balances due from banks	59,265	40,029
Cash and Cash Equivalents	77,837	63,107

Available-for-sale debt securities, at fair value (amortized cost of $1,831,791 at December 31, 2022 and $2,063,790 at December 31, 2021)	1,594,967	2,044,513
Held-to-maturity securities, at amortized cost (fair value of $261,692 at December 31, 2022 and $282,288 at December 31, 2021)	312,344	284,009
Equity securities, at fair value (amortized cost $777 at December 31, 2022 and $902 at December 31, 2021)	777	902
Total loans and leases, net of unearned income and deferred costs and fees	5,268,911	5,075,467
Less: Allowance for credit losses	45,934	42,843
Net Loans and Leases	5,222,977	5,032,624

Federal Home Loan Bank and other stock	17,720	10,996
Bank premises and equipment, net	82,140	85,416
Corporate owned life insurance	85,556	86,495
Goodwill	92,602	92,447
Other intangible assets, net	2,708	3,643
Accrued interest and other assets	181,058	115,830
Total Assets	$7,670,686	$7,819,982
LIABILITIES
Deposits:
Interest bearing:
Checking, savings and money market	3,820,739	4,016,025
Time	631,411	639,674
Noninterest bearing	2,150,145	2,135,736
Total Deposits	6,602,295	6,791,435

Federal funds purchased and securities sold under agreements to repurchase	56,278	66,787
Other borrowings	291,300	124,000
Other liabilities	103,423	108,819
Total Liabilities	$7,053,296	$7,091,041
EQUITY
Tompkins Financial Corporation shareholders’ equity:
Common Stock - par value $.10 per share: Authorized 25,000,000 shares; Issued: 14,555,741 at December 31, 2022; and 14,696,911 at December 31, 2021	1,456	1,470
Additional paid-in capital	302,763	312,538
Retained earnings	526,727	475,262
Accumulated other comprehensive loss	(208,689)	(55,950)
Treasury stock, at cost – 128,749 shares at December 31, 2022, and 122,824 shares at December 31, 2021	(6,279)	(5,791)
Total Tompkins Financial Corporation Shareholders’ Equity	615,978	727,529
Noncontrolling interests	1,412	1,412
Total Equity	$617,390	$728,941
Total Liabilities and Equity	$7,670,686	$7,819,982

TOMPKINS FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data) (Unaudited)	Three Months Ended		Year Ended
	12/31/2022	12/31/2021	12/31/2022	12/31/2021
INTEREST AND DIVIDEND INCOME
Loans	$58,930	$53,086	$217,607	$214,684
Due from banks	181	77	371	343
Available-for-sale debt securities	6,939	6,252	27,929	23,440
Held-to-maturity securities	1,221	1,031	4,771	2,075
Federal Home Loan Bank and other stock	254	168	646	776
Total Interest and Dividend Income	67,525	$60,614	$251,324	$241,318
INTEREST EXPENSE
Time certificates of deposits of $250,000 or more	909	478	2,298	2,202
Other deposits	6,973	1,810	13,870	8,645
Federal funds purchased and securities sold under agreements to repurchase	14	16	60	64
Trust preferred debentures	0	0	0	2,233
Other borrowings	2,335	499	4,815	4,382
Total Interest Expense	10,231	2,803	21,043	17,526
Net Interest Income	57,294	57,811	230,281	223,792
Less: Provision (credit) for credit loss expense	1,397	3,914	2,789	(2,219)
Net Interest Income After Credit for Credit Loss Expense	55,897	53,897	227,492	226,011
NONINTEREST INCOME
Insurance commissions and fees	7,630	7,783	36,201	34,836
Wealth management fees	4,241	5,041	18,091	19,388
Service charges on deposit accounts	1,913	1,768	7,365	6,347
Card services income	2,791	2,775	11,024	10,826
Other income	2,231	1,795	5,925	7,203
Net (loss) gain on securities transactions	(455)	(8)	(634)	249
Total Noninterest Income	18,351	19,154	77,972	78,849
NONINTEREST EXPENSE
Salaries and wages	25,249	24,561	98,261	96,038
Other employee benefits	6,342	6,285	24,969	24,172
Net occupancy expense of premises	3,163	3,137	13,093	13,179
Furniture and fixture expense	2,007	2,108	8,058	8,328
Amortization of intangible assets	218	329	873	1,317
Other operating expense	13,211	11,734	50,497	47,253
Total Noninterest Expenses	50,190	48,154	195,751	190,287
Income Before Income Tax Expense	24,058	24,897	109,713	114,573
Income Tax Expense	4,478	5,401	24,557	25,182
Net Income Attributable to Noncontrolling Interests and Tompkins Financial Corporation	19,580	19,496	85,156	89,391
Less: Net Income Attributable to Noncontrolling Interests	32	31	126	127
Net Income Attributable to Tompkins Financial Corporation	$19,548	19,465	85,030	89,264
Basic Earnings Per Share	$1.36	$1.34	$5.92	$6.08
Diluted Earnings Per Share	$1.36	$1.33	$5.89	$6.05

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)

	Quarter Ended			Quarter Ended
	December 31, 2022			December 31, 2021
	Average			Average
	Balance		Average	Balance		Average
(Dollar amounts in thousands)	(QTD)	Interest	Yield/Rate	(QTD)	Interest	Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$58,488	$181	1.23%	$228,570	$77	0.13%
Securities (1)
U.S. Government securities	2,186,858	7,627	1.38%	2,248,954	6,728	1.19%
State and municipal (2)	94,377	608	2.56%	105,215	672	2.53%
Other securities (2)	3,270	47	5.68%	3,407	23	2.64%
Total securities	2,284,505	8,282	1.44%	2,357,576	7,423	1.25%
FHLBNY and FRB stock	15,942	255	6.33%	10,382	168	6.42%
Total loans and leases, net of unearned income (2)(3)	5,209,721	59,140	4.50%	5,064,028	53,354	4.18%
Total interest-earning assets	7,568,656	67,858	3.56%	7,660,556	61,022	3.16%
Other assets	152,679			333,260
Total assets	$7,721,335			$7,993,816
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	$3,905,570	$5,888	0.60%	$4,130,652	$793	0.08%
Time deposits	615,493	1,994	1.28%	663,713	1,495	0.89%
Total interest-bearing deposits	4,521,063	7,882	0.69%	4,794,365	2,288	0.19%
Federal funds purchased & securities sold under agreements to repurchase	55,701	14	0.10%	61,976	16	0.11%
Other borrowings	251,797	2,335	3.68%	110,370	499	1.79%
Trust preferred debentures	0	0	0.00%	0	0	0.00%
Total interest-bearing liabilities	4,828,561	10,231	0.84%	4,966,711	2,803	0.22%
Noninterest bearing deposits	2,196,992			2,185,489
Accrued expenses and other liabilities	115,063			118,997
Total liabilities	7,140,615			7,271,197
Tompkins Financial Corporation Shareholders’ equity	579,223			721,123
Noncontrolling interest	1,497			1,496
Total equity	580,720			722,619

Total liabilities and equity	$7,721,335			$7,993,816
Interest rate spread			2.72%			2.94%
Net interest income/margin on earning assets		57,627	3.02%		58,219	3.01%

Tax Equivalent Adjustment		(333)			(408)
Net interest income per consolidated financial statements		$57,294			$57,811

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)

	Year to Date Period Ended			Year to Date Period Ended
	December 31, 2022			December 31, 2021
	Average			Average
	Balance			Balance		Average
(Dollar amounts in thousands)	(YTD)	Interest		(YTD)	Interest	Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$85,788	$371	0.43%	$307,253	$343	0.11%
Securities (1)
U.S. Government securities	2,265,226	30,587	1.35%	2,003,450	23,145	1.16%
State and municipal (2)	97,283	2,490	2.56%	112,391	2,871	2.55%
Other securities (2)	3,329	135	4.06%	3,417	92	2.68%
Total securities	2,365,838	33,212	1.40%	2,119,258	26,108	1.23%
FHLBNY and FRB stock	13,354	646	4.84%	14,830	776	5.24%
Total loans and leases, net of unearned income (2)(3)	5,142,098	218,494	4.25%	5,184,491	215,709	4.16%
Total interest-earning assets	7,607,078	252,723	3.32%	7,625,832	242,936	3.19%
Other assets	221,442			343,119
Total assets	$7,828,520			$7,968,951
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	$4,029,008	$10,389	0.26%	$4,034,969	$3,736	0.09%
Time deposits	611,708	5,779	0.94%	711,381	7,111	1.00%
Total interest-bearing deposits	4,640,716	16,168	0.35%	4,746,350	10,847	0.23%
Federal funds purchased & securities sold under agreements to repurchase	57,126	60	0.10%	58,627	64	0.11%
Other borrowings	195,110	4,815	2.47%	217,799	4,382	2.01%
Trust preferred debentures	0	0	0.00%	7,367	2,233	30.32%
Total interest-bearing liabilities	4,892,952	21,043	0.43%	5,030,143	17,526	0.35%
Noninterest bearing deposits	2,186,720			2,096,542
Accrued expenses and other liabilities	107,122			117,790
Total liabilities	7,186,794			7,244,475
Tompkins Financial Corporation Shareholders’ equity	640,258			723,009
Noncontrolling interest	1,468			1,467
Total equity	641,726			724,476

Total liabilities and equity	$7,828,520			$7,968,951
Interest rate spread			2.89%			2.84%
Net interest income/margin on earning assets		231,680	3.05%		225,410	2.96%

Tax Equivalent Adjustment		(1,399)			(1,618)
Net interest income per consolidated financial statements		$230,281			$223,792

Tompkins Financial Corporation - Summary Financial Data (Unaudited)

(In thousands, except per share data)

	Quarter-Ended					Year-Ended
Period End Balance Sheet	Dec-22	Sep-22	Jun-22	Mar-22	Dec-21	Dec-22
Securities	$1,908,088	$2,054,036	$2,204,851	$2,285,527	$2,329,424	$1,908,088
Total Loans	5,268,911	5,208,436	5,162,503	5,063,451	5,075,467	5,268,911
Allowance for credit losses	45,934	44,772	43,793	42,126	42,843	45,934
Total assets	7,670,686	7,779,941	7,842,461	7,891,111	7,819,982	7,670,686
Total deposits	6,602,295	6,936,726	6,769,521	7,016,739	6,791,435	6,602,295
Federal funds purchased and securities sold under agreements to repurchase	56,278	55,340	50,075	57,115	66,787	56,278
Other borrowings	291,300	101,000	295,600	60,000	124,000	291,300
Trust preferred debentures	0	0	0	0	0	0
Total common equity	615,978	571,453	622,843	656,049	727,529	615,978
Total equity	617,390	572,959	624,318	657,492	728,941	617,390
Average Balance Sheet
Average earning assets	$7,568,656	$7,639,123	$7,621,588	$7,598,922	$7,660,556	$7,607,078
Average assets	7,721,335	7,853,847	7,830,645	7,910,047	7,993,816	7,828,520
Average interest-bearing liabilities	4,828,561	4,861,857	4,901,345	4,982,075	4,966,711	4,892,952
Average equity	580,720	635,324	639,354	713,027	722,619	641,726
Share data
Weighted average shares outstanding (basic)	14,308,323	14,289,022	14,317,415	14,400,003	14,452,775	14,328,280
Weighted average shares outstanding (diluted)	14,385,884	14,367,149	14,387,601	14,478,183	14,532,480	14,404,294
Period-end shares outstanding	14,519,831	14,483,757	14,504,604	14,561,450	14,661,001	14,519,831
Common equity book value per share	$42.42	$39.45	$42.94	$45.05	$49.62	$42.42
Income Statement
Net interest income	$57,294	$58,111	$58,262	$56,614	$57,811	$230,281
Provision (credit) for credit loss expense (5)	1,397	1,056	856	(520)	3,914	2,789
Noninterest income	18,351	20,692	18,944	19,985	19,154	77,972
Noninterest expense (5)	50,190	49,602	49,120	46,839	48,154	195,751
Income tax expense	4,478	6,774	6,329	6,976	5,401	24,557
Net income attributable to Tompkins Financial Corporation	19,548	21,340	20,869	23,273	19,465	85,030
Noncontrolling interests	32	31	32	31	31	126
Basic earnings per share (4)	1.36	1.49	1.45	1.61	1.34	5.92
Diluted earnings per share (4)	1.36	1.48	1.45	1.60	1.33	5.89
Nonperforming Assets
Nonaccrual loans and leases	$28,289	$30,013	$24,665	$25,200	$26,033	$28,290
Loans and leases 90 days past due and accruing	25	161	62	0	0	25
Troubled debt restructuring not included above	4,530	4,730	4,872	5,064	5,124	4,530
Total nonperforming loans and leases	32,844	34,904	29,599	30,264	31,157	32,845
OREO	152	335	122	88	135	152
Total nonperforming assets	$32,996	$35,239	$29,721	$30,352	$31,292	$32,997

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

	Quarter-Ended					Year-Ended
Delinquency - Total loan and lease portfolio	Dec-22	Sep-22	Jun-22	Mar-22	Dec-21	Dec-22
Loans and leases 30-89 days past due and
accruing	$3,172	$3,160	$9,837	$1,735	$3,072	$3,172
Loans and leases 90 days past due and accruing	25	161	62	0	0	25
Total loans and leases past due and accruing	3,197	3,321	9,899	1,735	3,072	3,197
Allowance for Credit Losses
Balance at beginning of period	$44,772	$43,793	$42,126	$42,843	$46,259	$42,843
Provision (credit) for credit losses	1,352	1,101	780	(734)	3,600	$2,499
Net loan and lease charge-offs (recoveries)	190	122	(887)	(17)	7,016	$(592)
Allowance for credit losses at end of period	$45,934	$44,772	$43,793	$42,126	$42,843	$45,934
Allowance for Credit Losses - Off-Balance Sheet Exposure
Balance at beginning of period	$2,751	$2,796	$2,720	$2,506	$2,192	$2,506
(Credit) provision for credit losses	45	(45)	76	214	314	$290
Allowance for credit losses at end of period	$2,796	$2,751	$2,796	$2,720	$2,506	$2,796
Loan Classification - Total Portfolio
Special Mention	$49,752	$66,730	$72,270	$92,380	$85,530	$49,752
Substandard	48,537	40,007	42,756	42,722	52,047	48,537
Ratio Analysis
Credit Quality
Nonperforming loans and leases/total loans and leases	0.62%	0.67%	0.57%	0.60%	0.61%	0.62%
Nonperforming assets/total assets	0.43%	0.45%	0.38%	0.38%	0.40%	0.43%
Allowance for credit losses/total loans and leases	0.87%	0.86%	0.85%	0.83%	0.84%	0.87%
Allowance/nonperforming loans and leases	139.86%	128.27%	147.95%	139.20%	137.51%	139.85%
Net loan and lease losses annualized/total average loans and leases	0.01%	0.01%	(0.07)%	0.00%	0.55%	(0.01)%
Capital Adequacy
Tier 1 Capital (to average assets)	9.34%	9.14%	9.02%	8.89%	8.72%	9.34%
Total Capital (to risk-weighted assets)	14.42%	14.26%	14.07%	14.23%	14.23%	14.42%
Profitability (period-end)
Return on average assets *	1.00%	1.08%	1.07%	1.19%	0.97%	1.09%
Return on average equity *	13.36%	13.33%	13.09%	13.24%	10.69%	13.25%
Net interest margin (TE) *	3.02%	3.04%	3.09%	3.04%	3.01%	3.05%
* Quarterly ratios have been annualized

(1) Average balances and yields on available-for-sale securities are based on historical amortized cost.

(2) Interest income includes the tax effects of taxable-equivalent adjustments using an effective income tax rate of 21% in 2022 and 2021 to increase tax exempt interest income to taxable-equivalent basis.

(3) Nonaccrual loans are included in the average asset totals presented above. Payments received on nonaccrual loans have been recognized as disclosed in Note 1 of the Company’s consolidated financial statements included in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(4) Earnings per share for the full fiscal year may not equal the sum of the quarterly earnings per share as a result of rounding of average shares.

(5) Amounts in prior periods’ financial statements are reclassified when necessary to conform to the current period’s presentation.